Exhibit 4.2

EQUITY REGISTRATION RIGHTS AGREEMENT

DATED AS OF MARCH 23, 2004

BY AND AMONG

GRANDE COMMUNICATIONS HOLDINGS, INC.

AND

BEAR, STEARNS & CO. INC.

AND

DEUTSCHE BANK SECURITIES INC.

This Equity Registration Rights Agreement (the “Agreement”) is made and entered into as of March 23, 2004, by and among Grande Communications Holdings, Inc., a Delaware corporation (the “Company”) and Bear, Stearns & Co. Inc. and Deutsche Bank Securities Inc. (collectively, the “Initial Purchasers”), who have agreed to purchase an aggregate of 136,000 Units, each consisting of $1,000 in aggregate principal amount at maturity of 14% Senior Secured Notes due 2011 (the “Notes”) of the Company and a warrant to initially purchase 100.336 shares of the Company’s Common Stock (the “Units”), pursuant to the Purchase Agreement (as defined below).

This Agreement is made pursuant to the Purchase Agreement (the “Purchase Agreement”), dated as of March 9, 2004, by and among the Company, the Guarantors named therein and the Initial Purchasers. To induce the Initial Purchasers to purchase the Units, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 10(r) of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The parties hereby agree as follows:

SECTION 1.	DEFINITIONS.

As used in this Agreement, the following capitalized terms shall have the following meanings:

“Affiliate”: As defined in Rule 144 of the Securities Act.

“Closing Date”: The date hereof.

“Common Stock”: The common stock, par value $0.001 per share, of the Company.

“Demand Registration”: As defined in Section 4 of this Agreement.

“Exchange Act”: The Securities Exchange Act of 1934, as amended.

“Holder”: As defined in Section 2 hereof.

“Person”: Any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Prospectus”: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as supplemented by any prospectus supplement, and all material incorporated by reference into such prospectus.

“Public Equity Offering”: means an underwritten offering of Common Stock pursuant to a registration statement that has been declared effective by the SEC pursuant to the

Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the Company).

“Registrable Securities”: At any time, any of (i) the Warrant Shares (whether or not the related Warrants have been exercised) and (ii) any other securities issued or issuable with respect to any Warrant Shares by way of stock dividends or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (a) a Registration Statement with respect to the offering of such securities by the Holder thereof shall have been declared effective under the Securities Act and such securities shall have been disposed of by such Holder pursuant to such Registration Statement, (b) such securities have been sold or are eligible to be sold to the public pursuant to Rule 144(k) (or any similar provisions then in force, but not Rule 144A) promulgated under the Securities Act, (c) such securities shall have been otherwise transferred by the Holder thereof and new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company or its transfer agent and subsequent disposition of such securities shall not require registration or qualification under the Securities Act or any similar state law then in force or (d) such securities shall have ceased to be outstanding.

“Registration”: As defined in Section 4 hereof.

“Registration Statement”: Any registration statement of the Company relating to the registration for resale of Registrable Securities that is filed pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments thereto (including post-effective amendments) and all exhibits and all material incorporated by reference therein.

“Requisite Securities”: A number of Registrable Securities equal to not less than 5% of the then Registrable Securities held in aggregate by all Holders.

“SEC”: The Securities and Exchange Commission.

“Securities Act”: The Securities Act of 1933, as amended.

“Warrant Agreement”: The Warrant Agreement, dated as of the Closing Date, by and between the Company and U.S. Bank National Association, as Warrant Agent.

“Warrant Shares”: The Common Stock or other securities that any Holder may acquire upon exercise of a Warrant, together with any other securities which such Holder may acquire on account of any such securities, including, without limitation, as the result of any dividend or other distribution on Common Stock or any split or combination of such Common Stock as provided for in the Warrant Agreement.

“Warrants”: The warrants of the Company issued and sold pursuant to the Purchase Agreement and the Warrant Agreement, together with any warrants issued in substitution or replacement therefor.

SECTION 2.	HOLDERS OF REGISTRABLE SECURITIES

A Person is deemed to be a Holder of Registrable Securities (a “Holder”) whenever such Person owns Registrable Securities or has the right to acquire such Registrable Securities by exercising Warrants held by such Person, whether or not such acquisition has actually been effected.

SECTION 3.	REGISTRATION PROCEDURES.

In connection with any Demand Registration, the following provisions shall apply:

(a) The Company shall (i) furnish to the Holders, prior to the filing thereof with the Commission, a copy of the Registration Statement (or amendment or supplement to a Registration Statement, if applicable) and each amendment thereof and each supplement, if any, to the Prospectus, which documents will be subject to the review and comment of such Holders in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or related Prospectus or any amendment or supplement thereto to which such Selling Holders shall reasonably object within five business days after the receipt thereof; provided that the Company may assume, for the purposes of this subparagraph (a), that objections to the inclusion of information specifically requested to be included in the Registration Statement by the staff of the SEC, or in the opinion of counsel to the Company, required to be in the Registration Statement, or specifically required by applicable law, shall not be deemed to be reasonable; and (ii) include the names of the Holders who propose to sell Registrable Securities pursuant to the Registration Statement as selling securityholders; provided that such information required by Section 4(b) hereof is provided to the Company in a a timely fashion. A Selling Holder shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, related Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Securities Act.

(b) The Company shall give written notice to the Initial Purchasers and the Holders:

(i) when the Registration Statement or any amendment thereto has been filed with the SEC and when the Registration Statement or any post-effective amendment thereto has become effective;

(ii) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information;

(iii) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;

(iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(v) of the occurrence of any event that requires the Company to make changes in the Registration Statement or the Prospectus in order that the Registration Statement or the Prospectus does not contain an untrue statement of a material fact nor omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading.

(c) The Company shall make every reasonable effort to obtain the withdrawal at the earliest possible time, of any order suspending the effectiveness of the Registration Statement.

(d) The Company shall furnish to each Holder, without charge, at least one copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, and, if the Holder so requests in writing, all exhibits thereto (including those, if any, incorporated by reference).

(e) The Company shall, during the period which the Registration Statement is effective, deliver to each Holder, without charge, as many copies of the Prospectus (including each preliminary Prospectus) included in the Registration Statement as such Holder may reasonably request. The Company consents, subject to the provisions of this Agreement, to the use of the Prospectus by each of the Holders in connection with the offering and sale of Registrable Securities.

(f) Prior to any public offering of the Registrable Securities pursuant to any Registration Statement the Company shall register or qualify or cooperate with the Holders and their respective counsel in connection with the registration or qualification of the Registrable Securities for offer and sale under the securities or “blue sky” laws of such states of the United States as any Holder reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the offer and sale in such jurisdictions of the Registrable Securities; provided, however, that the Company shall not be required to (i) qualify generally to do business in any jurisdiction where it is not then so qualified or (ii) take any action which would subject it to general service of process or to taxation in any jurisdiction where it is not then so subject.

(g) The Company shall cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing the Registrable Securities to be sold pursuant to any Registration Statement free of any restrictive legends and in such denominations and registered in such names as the Holders may request a reasonable period of time prior to sales of the Registrable Securities pursuant to such Registration Statement.

(h) Upon the occurrence of any event contemplated by paragraphs (ii) through (v) of Section 3(b) above during the period for which the Company is required to maintain an effective Registration Statement, the Company shall promptly prepare and file a post-effective amendment to the Registration Statement or a supplement to the related Prospectus and any other required document so that, as thereafter delivered to Holders or purchasers of Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i) Not later than the effective date of the Registration Statement, the Company will provide a CUSIP number for the Registrable Securities and provide the Warrant Agent with printed certificates for the Registrable Securities, in a form eligible for deposit with The Depository Trust Company.

(j) The Company will use its reasonable best efforts to comply with all rules and regulations of the Commission to the extent and so long as they are applicable to the Registration and will make generally available to its security holders (or otherwise provide in accordance with Section 11(a) of the Securities Act) an earnings statement satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of a 12-month period (or 90 days, if such period is a fiscal year) beginning with the first month of the Company’s first fiscal quarter commencing after the effective date of the Registration Statement, which statement shall cover such 12-month period.

(k) The Company may require each Holder of Registrable Securities to be sold pursuant to the Registration Statement to furnish to the Company such information regarding the Holder and the distribution of the Registrable Securities as the Company may from time to time reasonably require for inclusion in the Registration Statement, and the Company may exclude from such registration the Registrable Securities of any Holder that fails to furnish such information within a reasonable time after receiving such request.

(l) The Company shall enter into such customary agreements and take all such other action, if any, in order to facilitate the disposition of the Registrable Securities pursuant to any Demand Registration.

(m) The Company shall (i) make reasonably available for inspection by the Holders of the Registrable Securities and any attorney, accountant or other agent retained by the Holders of the Registrable Securities all relevant financial and other records, pertinent corporate documents and properties of the Company and (ii) cause the Company’s officers, directors, employees, accountants and auditors to supply all relevant information reasonably requested by the Holders of the Registrable Securities or any such attorney, accountant or agent in connection with the Registration Statement, in each case, as shall be reasonably necessary to enable such Persons, to conduct a reasonable investigation within the meaning of Section 11 of the Securities Act; provided, however, that the foregoing inspection and information gathering shall be coordinated by the Initial Purchasers and on behalf of the other parties, by one counsel selected by such other parties; provided further, however, that any such records, documents, properties and such information that is designated in writing by the Company, in good faith, as confidential at the time of delivery of such records, documents, properties or information shall be kept confidential by any such Persons and shall be used only in connection with such Registration Statement, unless disclosure thereto is made in connection with a court proceeding or required by law (it being understood that such Persons (and any employee, representative or other agent of such Person) may disclose to any and all Persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated in the Registration Statement and all materials of any kind (including such records, documents, properties or information and opinions or other tax analyses) that are provided to it relating to such tax treatment and tax structure), or such information has become available (not in violation of this Agreement) to the public generally or through a third party without an accompanying obligation of confidentiality.

(n) In connection with the preparation and filing of any Registration Statement pursuant to this Agreement, the Company will provide to the Holders, their underwriters, if any, and their respective counsel, accountants and other representatives and agents the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto.

(o) The Company, if requested by any Holder of Registrable Securities, shall cause (i) its counsel to deliver an opinion and updates thereof relating to the Registrable Securities in customary form addressed to such Holders thereof and dated, in the case of the initial opinion, the effective date of such Registration Statement (it being agreed that the matters to be covered by such opinion shall include, without limitation, the due incorporation and good standing of the Company and its subsidiaries; the qualification of the Company and its subsidiaries to transact business as foreign corporations, partnerships or limited liability companies, as applicable; the due authorization, execution and delivery of the relevant agreement of the type referred to in Section 3(a) hereof; the due authorization, execution, authentication and issuance, and the validity and enforceability, of the applicable Securities; the absence of material legal or governmental proceedings involving the Company and its subsidiaries; the absence of governmental approvals required to be obtained in connection with the Registration Statement, the offering and sale of the applicable Registrable Securities, or any agreement of the type referred to in Section 3(a) hereof; the compliance as to form of such Registration Statement and any documents incorporated by reference therein; and, as of the date of the opinion and as of the effective date of the Registration Statement or most recent post-effective amendment thereto, as the case may be, the absence from such Registration Statement and the Prospectus included therein, as then amended or supplemented, and from any documents incorporated by reference therein of an untrue statement of a material fact or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading (in the case of any such documents, in the light of the circumstances existing at the time that such documents were filed with the SEC under the Exchange Act); (ii) its independent public accountants to provide to the Holders a comfort letter in customary form and covering matters of the type customarily covered in comfort letters in connection with primary underwritten offerings, subject to receipt of appropriate documentation as contemplated, and only if permitted, by Statement of Auditing Standards No. 72; and (iii) use its reasonable best efforts to cause the disposition of the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities.

If any such Registration Statement refers to any Holder by name or otherwise as the holder or any securities of the Company, then such Holder shall have the right to require (i) the insertion therein of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding by such Holder of such securities is not to be construed as a recommendation by such Holder of the investment quality of the Company’s securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (ii) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar Federal statute then in force, the deletion of the reference to such Holder in any amendment or supplement to the

Registration Statement filed or prepared subsequent to the time that such reference ceases to be required.

SECTION 4.	DEMAND REGISTRATION.

(a) Upon receipt of a written request (a “Demand Request”) from the Holders of Requisite Securities, subject to Section 4(c), the Company shall, as promptly as practicable prepare and cause to be filed with the SEC pursuant to Rule 415 under the Securities Act a Registration Statement on the appropriate form relating to resales of all Registrable Securities (“Demand Registration”). In addition to the foregoing, the Company may, at any time prior to the receipt of a Demand Request, at its option, prepare and cause to be filed with the SEC pursuant to Rule 415 under the Act a Registration Statement on the appropriate form relating to resales of all Registrable Securities (a “Company Registration,” either of the Demand Registration or Company Registration being referred to herein as a “Registration”). The Company shall use its reasonable best efforts to cause any such Registration Statement to be declared effective by the SEC.

To the extent necessary to ensure that the Registration Statement is available for sales of Registrable Securities by the Holders thereof entitled to the benefit of this Section 4(a), the Company shall use its reasonable best efforts to keep any Registration Statement required by this Section 4(a) continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 4(a) hereof and in conformity in all material respects with the requirements of this Agreement, the Securities Act and the rules and regulations of the Commission promulgated thereunder from time to time (including (A) preparing and filing with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective; (B) causing the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and complying with Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and (C) complying with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement), until the second anniversary of the effective date of the Registration Statement; provided that such obligation shall expire before such date if all the Registrable Securities covered by the Registration Statement (i) have been sold pursuant thereto or (ii) are no longer Restricted Securities.

(b) No Holder may include any of its Registrable Securities in any Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, the information specified in Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with any Registration Statement or Prospectus or preliminary Prospectus included therein. Each selling Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

(c) The Company shall be required to effect no more than four (4) Registrations (including any Company Registration) pursuant to this Section 4, and only one (1) such Registration shall be required to become effective in any 180-day period. The Company shall be deemed not to have used its best efforts to keep the Registration Statement effective during the requisite period if it voluntarily takes any action that would result in Holders of Registrable Securities covered thereby not being able to offer and sell such Registrable Securities during that period, unless such action is required by applicable law or this Agreement. In lieu of effecting a Registration pursuant to this Section 4, the Company may elect to amend or supplement a Registration Statement that has been previously been filed and declared effective pursuant to a Demand Registration or a Company Registration to add such requesting Holders’ Registrable Shares to such Registration Statement provided that such amendment or supplement is permitted by applicable law. In such case, the Company’s obligations with respect to such Registration shall be satisfied.

(d) If the Company receives a Demand Request during a “lock-up” or “black out” period (the “Lock Up Period”) imposed on the Company pursuant to or in connection with any underwriting or purchase agreement relating to a Rule 144A offering or a registered public offering of Common Stock or securities convertible into or exchangeable for Common Stock, the Company shall not be required to file a Registration Statement prior to the end of the Lock Up Period; provided that such Lock Up Period shall not exceed 90 days or, in the case of the Company’s initial Public Equity Offering, 180 days. In such event, the Company shall use its reasonable best efforts to cause the Registration Statement to become effective no later than the later of (i) 180 days after receipt of the Demand Request and (ii) 60 days after the end of the Lock Up Period. The Company shall notify the Holders within 10 days of the imposition of any Lock Up Period on the Company.

SECTION 5.	LIMITATIONS, CONDITIONS AND QUALIFICATIONS TO OBLIGATIONS UNDER REGISTRATION COVENANTS.

The obligations of the Company described in Section 4 of this Agreement are subject to each of the following limitations, conditions and qualifications:

(a) Subject to the next sentence of this paragraph, the Company shall be entitled to postpone, for a reasonable period of time, the filing of, or suspend the effectiveness of or suspend the right of any Holder to make sales pursuant to, any Registration Statement otherwise required to be prepared, filed and made and kept effective by it under the registration covenants described in Section 4 hereof; provided, however, that the duration of such postponement or suspension may not exceed 135 days in any 365-day period. Such postponement or suspension may be effected only if (i) (A) an event or circumstance occurs and is continuing as a result of which such Registration Statement, any related Prospectus or any document incorporated therein by reference as then amended or supplemented or proposed to be filed would, in the Company’s good faith judgment, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (B)(1) the Company determines in its good faith judgment that the disclosure of the event at that time would have a material adverse effect on the business, operations or prospects of the Company or (2) the disclosure otherwise relates to a material business transaction or development that has not yet been publicly disclosed or (ii) the Company shall have received a notice referred to Section 3(b)(iii) hereof. If the Company shall so postpone the filing or effectiveness of, or suspend the rights of any Holders to make sales pursuant to, a Registration Statement it shall, as promptly as possible, notify the Holders of such determination (in each case, a “Suspension Notice”). Upon receipt of such Suspension Notice, each Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 3(h) hereof, or (ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the “Recommencement Date”). Each Holder receiving a Suspension Notice hereby agrees that it will either (i) destroy any Prospectuses, other than permanent file copies, then in such Holder’s possession which have been replaced by the Company with more recently dated Prospectuses or (ii) deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the Prospectus covering such Registrable Securities that was current at the time of receipt of the Suspension Notice. The Holders shall (x) have the right, in the case of a postponement of the filing or effectiveness of a Registration Statement, upon the affirmative vote of the Holders of not less than a majority of the Registrable Securities, to withdraw any Demand Request by giving written notice to the Company within 10 days after receipt of such notice, or (y) in the case of a suspension of the right to make sales, receive an extension of the registration period equal to the number of days of the suspension. Any Demand Registration as to which the withdrawal election referred to in the preceding sentence has been effected shall not be counted for purposes of the Demand Registration referred to in Section 4 hereof. No such withdrawal shall impair the right of the Company to effect a Company Registration after the Recommencement Date. The time period regarding the effectiveness of such Registration Statement set forth in Section 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement Date.

(b) The Company’s obligations shall be subject to the obligations of the Holders to furnish all information and materials and not to take any and all actions as may be required under Federal and state securities laws and regulations to permit the Company to comply with all applicable requirements of the SEC and to obtain any acceleration of the effective date of such Registration Statement.

(c) The Company shall not be obligated to cause any special audit of its financial statements to be undertaken in connection with any Registration pursuant to this Agreement.

(d) Each Holder agrees, if and to the extent reasonably requested by the managing underwriter or underwriters in a Public Equity Offering, not to effect any public sale or distribution of Registrable Securities, including a sale pursuant to Rule 144 (except as part of such Public Equity Offering), during the 90-day period beginning on the closing date of any such Public Equity Offering (which period may be 180 days in the case of the Company’s initial Public Equity Offering), to the extent timely notified in writing by the Company or such managing underwriter or underwriters. In the event that the Company is not otherwise in compliance with the provisions of this Agreement at the time the Holders receive any notice pursuant to this Section 5(d), the Holders shall not be required to comply with this Section 5(d). In addition, the provisions of this Section 5(d) shall not apply to any Holder of Registrable Securities if such Holder is prevented by applicable statute or regulation from entering into any such agreement; provided that any such Holder shall undertake not to effect any public sale or distribution of any Registrable Securities commencing on the closing date of any such Public Equity Offering unless it has provided 45 days’ prior written notice of such sale or distribution to the managing underwriter or underwriters.

SECTION 6.	REGISTRATION EXPENSES.

(a) All expenses incident to the Company’s performance of and compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement is ever filed or becomes effective, including without limitation:

(i) all registration and filing fees and expenses;

(ii) all fees and expenses of compliance with federal securities and state “blue sky” or securities laws;

(iii) all expenses of printing (including printing certificates for the Securities to be issued in the Registration and printing of Prospectuses), messenger and delivery services and telephone usage;

(iv) all fees and disbursements of counsel for the Company; and

(v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit required by or incident to such performance).

(b) The Company will bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

(c) The Holders shall pay the underwriting discounts, commissions, and transfer taxes, if any, in connection with the Registration Statement requested under Section 4 which costs shall be allocated pro rata among all Holders on whose behalf Registrable Securities of the Company are included in such registration on the basis of the respective amounts of the Registrable Securities then being registered on their behalf.

SECTION 7.	INDEMNIFICATION.

(a) The Company agrees to indemnify and hold harmless each Holder and each Person, if any, who controls such Holder within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities, joint or several, or any actions in respect thereof (including, but not limited to, any losses, claims, damages, liabilities or actions relating to purchases and sales of the Registrable Securities) to which each Indemnified Party (as defined in Section 7(c) below) may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration, or arise out of, or are based upon, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, and shall reimburse, as incurred, the Indemnified Parties for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action in respect thereof; provided, however, that (i) the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration Statement in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein and (ii) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary Prospectus relating to the Registration Statement, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Holder from whom the Person asserting any such losses, claims, damages or liabilities purchased the Registrable Securities concerned, to the extent that the Prospectus was required to be delivered by such Holder under the Securities Act in connection with such purchase and any such loss, claim, damage or liability of such Holder results from the fact that there was not sent or given to such Person, at or prior to the written confirmation of the sale of such Registrable Securities to such Person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Holder; provided further, however, that this indemnity agreement will be in addition to any liability which the Company may otherwise have to such Indemnified Party.

(b) Each Holder of the Registrable Securities, severally and not jointly, will indemnify and hold harmless the Company and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act from and against any losses, claims, damages or liabilities or any actions in respect thereof, to which the Company or any such controlling Person may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or in any amendment or supplement thereto or in any preliminary Prospectus relating to a Registration Statement, or arise out of or are based upon the omission or alleged omission to state therein a material fact necessary to make the statements therein (in the case of the Prospectus, in light of the circumstances under which they were made) not misleading, but in each case only to the extent that the untrue statement or omission or alleged untrue statement or omission was made in reliance upon and in conformity with written information pertaining to such Holder and furnished to the Company by or on behalf of such Holder specifically for inclusion therein; and, subject to the limitation set forth immediately preceding this clause, shall reimburse, as incurred, the Company for any legal or other expenses reasonably incurred by the Company or any such controlling Person in connection with investigating or defending any loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability which such Holder may otherwise have to the Company or any of its controlling Persons.

(c) Promptly after receipt by any Person in respect of which indemnity may be sought pursuant to Section 7(a) or (b) (any such Person, an “Indemnified Party”) under this Section 7 of notice of the commencement of any action or proceeding (including a governmental investigation), such Indemnified Party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not, in any event, relieve the indemnifying party from any obligations to any Indemnified Party other than the indemnification obligation provided in paragraph (a) or (b) above. In case any such action is brought against any Indemnified Party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such Indemnified Party of its election so to assume the defense thereof the indemnifying party will not be liable to such Indemnified Party under this Section 7 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such Indemnified Party in connection with the defense thereof. No indemnifying party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending or threatened action in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party unless such settlement includes an unconditional release of such Indemnified Party from all liability on any claims that are the subject matter of such action, and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. The indemnifying party shall not be liable for the costs and expenses of any settlement of such action effected by such Indemnified Party without the consent of the indemnifying party, which consent shall not be unreasonably withheld.

(d) If the indemnification provided for in this Section 7 is unavailable or insufficient to hold harmless an Indemnified Party under subsections (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such Indemnified Party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party or parties on the one hand and the Indemnified Party on the other from the sale of the Registrable Securities by the Holders, or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the indemnifying party or parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof) as well as any other relevant equitable considerations. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Holder or such other Indemnified Party, as the case may be, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding any other provision of this Section 7(d), the Holders of the

Registrable Securities shall not be required to contribute any amount in excess of the amount by which the net proceeds received by such Holders from the sale of the Registrable Securities pursuant to the Registration Statement exceeds the amount of damages which such Holders have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. For purposes of this subsection (d), each Person, if any, who controls such Indemnified Party within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as such Indemnified Party, and each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act shall have the same rights to contribution as the Company.

(e) The indemnification required by this Section 7 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills with reasonably sufficient detail thereof are received or a loss is incurred.

(f) The agreements contained in this Section 7 shall survive the sale of the Registrable Securities pursuant to the Registration Statement and shall remain in full force and effect, regardless of any termination or cancellation of this Agreement or any investigation made by or on behalf of any Indemnified Party.

SECTION 8.	RULE 144A AND RULE 144.

The Company shall use its reasonable best efforts to file the reports required to be filed by it under the Securities Act and the Exchange Act in a timely manner and, if at any time the Company is not required to file such reports, it will, upon the request of any Holder, make publicly available other information so long as necessary to permit sales of their securities pursuant to Rules 144 and 144A. The Company covenants that it will take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rules 144 and 144A (including the requirements of Rule 144A(d)(4)). The Company will provide a copy of this Agreement to prospective purchasers of Registrable Securities identified to the Company by the Initial Purchasers upon request. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements. Notwithstanding the foregoing, nothing in this Section 8 shall be deemed to require the Company to register any of its securities pursuant to the Exchange Act.

SECTION 9.	MISCELLANEOUS.

(a) Remedies. The Company acknowledges and agrees that any failure by the Company to comply with its obligations under Section 4 hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s obligations under Section 4 hereof. The Company further agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

(b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company’s securities under any agreement in effect on the date hereof.

(c) Actions Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

(d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, except by the Company and the written or electronic consent of the Holders of a majority of the Registrable Securities affected by such amendment, modification, supplement, waiver or consent. In such case, such amendment, modification, supplement, waiver or consent may be effected without the consent of the Initial Purchasers.

(e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand delivery, first-class mail, facsimile transmission, or air courier which guarantees overnight delivery:

(1) if to a Holder of the Securities, at the most current address given by such Holder to the Company or Warrant Agent.

(2) if to the Company, at its address as follows:

Grande Communications Holdings, Inc.

401 Carlson Circle

San Marcos, Texas 78666

Attention: General Counsel

Fax No.: (512) 878-4010

with a copy to:

Hogan & Hartson L.L.P.

555 13th Street, N.W.

Washington, D.C. 20004

Attention: Steven M. Kaufman, Esq.

Fax No.: (202) 637-5910

(3) if to the Warrant Agent, at its address as follows:

U.S. Bank National Association

60 Livingston Avenue

St. Paul, Minnesota 55107

Telecopier No.: (651) 495-8097

Attention: Frank Leslie

All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; three business days after being deposited in the mail, postage prepaid, if mailed; when receipt is acknowledged by recipient’s facsimile machine operator, if sent by facsimile transmission; and on the day delivered, if sent by overnight air courier guaranteeing next day delivery.

(f) Third Party Beneficiaries. It is expressly understood and agreed that each Holder is intended to be a beneficiary of the Company’s covenants contained in this Agreement to the same extent as if those covenants were made directly to such Holder by the Company, and each such Holder shall have the right to take action against the Company to enforce, and obtain damages for any breach of, those covenants.

(g) Successors and Assigns. This Agreement shall be binding upon the Company and its successors and assigns.

(h) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

(i) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(j) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

(k) Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

(l) Securities Held by the Company. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its Affiliates (other than subsequent Holders of Registrable Securities if such subsequent Holders are deemed to be Affiliates solely by reason of their holdings of such Registrable Securities) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

GRANDE COMMUNICATIONS HOLDINGS, INC.

By:
Name:
Title:

BEAR, STEARNS & CO. INC.

By:
Name:
Title:

DEUTSCHE BANK SECURITIES INC.

By:
Name:
Title:

By:
Name:
Title:

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